UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2020

INTERNATIONAL TOWER HILL MINES LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-33638	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2300-1177 West Hastings Street Vancouver, British Columbia, Canada	V6E 2K3
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 683-6332

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Shares, no par value	THM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2020, International Tower Hill Mines Ltd. (the “Company”) entered into an At Market Issuance Sales Agreement (the “sales agreement”) with B. Riley Securities, Inc. (the “Distribution Agent”), pursuant to which the Company may issue and sell its common shares from time to time through the Distribution Agent as the Company’s sales agent. Sales of the Company’s common shares through the Distribution Agent, if any, will be made by any method that is deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-240276) filed on July 31, 2020 with the Securities and Exchange Commission (“SEC”) and subsequently declared effective on August 11, 2020, the base prospectus filed as part of such registration statement and the prospectus supplement dated September 1, 2020.

Each time the Company wishes to issue and sell common shares under the sales agreement, the Company will provide a placement notice to the Distribution Agent containing the parameters in accordance with which shares are to be sold, including, but not limited to, the number of shares to be issued and the dates on which such sales are requested to be made, subject to the terms and conditions of the sales agreement. Subject to the terms and conditions of the sales agreement, the Distribution Agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Company’s common shares from time to time, based upon the Company’s instructions (including any price, time or size limits the Company may impose pursuant to the terms of the sales agreement). The Company is not obligated to make any sales of common shares under the sales agreement and may terminate the sales agreement at any time upon written notice. The Company will pay the Distribution Agent a commission of 3% of the gross proceeds from each sale. The Company has provided the Distribution Agent with customary indemnification rights.

The foregoing description of the sales agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is incorporated by reference as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference. A copy of the opinion of McCarthy Tétrault LLP relating to the legality of the shares of common stock that may be issued pursuant to the sales agreement is attached as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Exhibits.

Exhibit	Description
1.1	At Market Issuance Sales Agreement, dated August 31, 2020, between International Tower Hill Mines Ltd. and B. Riley Securities, Inc.
5.1	Opinion of McCarthy Tétrault LLP.
23.1	Consent of McCarthy Tétrault LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Tower Hill Mines Ltd.
(Registrant)

Dated: September 1, 2020	By:	/s/ Karl Hanneman
	Name:	Karl Hanneman
	Title:	President and Chief Executive Officer